Exhibit 1

JOINT FILING AGREEMENT

This Agreement will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares of Intelsat S.A. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of February 18, 2020

APPALOOSA LP

By:	APPALOOSA CAPITAL INC. Its General Partner

By:	/s/ David A. Tepper
Name: David A. Tepper
Title: President

AZTECA PARTNERS LLC

By:	APPALOOSA LP Its Investment Advisor

By:	APPALOOSA CAPITAL INC.
Its General Partner

By:	/s/ David A. Tepper
Name: David A. Tepper
Title: President

PALOMINO MASTER LTD.

By:	APPALOOSA LP Its Investment Advisor

By:	APPALOOSA CAPITAL INC. Its General Partner

By:	/s/ David A. Tepper
Name: David A. Tepper
Title: President

APPALOOSA CAPITAL INC.

By:	/s/ David A. Tepper
Name: David A. Tepper
Title: President

/s/ David A. Tepper
David A. Tepper